EXECUTION VERSION

SUPPLY AND DISTRIBUTION AGREEMENT
THIS SUPPLY AND DISTRIBUTION AGREEMENT ("Agreement"), dated June 12, 2012 (the "Effective Date"), is entered into between Life Technologies Corporation, a Delaware corporation having a place of business at 5791 Van Allen Way, Carlsbad, California 92008, U.S.A. ("LTC") and Cellular Dynamics International, Inc., a Wisconsin corporation having a place of business at University Research Park, 525 Science Drive, Suite 200, Madison, Wisconsin 53711 ("CDI"). LTC and CDI are sometimes referred to individually as a "Party" or collectively as the "Parties".
A.LTC has expertise, and is engaged, in the manufacture and supply of cell culture media.
B.CDI desires that LTC manufacture and supply CDI with CDI's proprietary cell culture medium named iCell Essential 8TM media for CDI's internal use.
C.The Parties also desire that LTC be the exclusive distributor of the iCell Essential 8 media to customers throughout the world.
D.LTC is willing to manufacture for and supply CDI with such cell culture media, and be a distributor of such media, on the terms and subject to the conditions set forth below.
NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound agree as follows:
I.    DEFINITIONS
1.1.    "Affiliate" means any entity Controlling, Controlled by, or under common Control with the referenced entity.
1.2.    "Control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract, or otherwise.
1.3.    "E8 Kit" means a product that contains the E8 Media and other components that if sold as stand-alone items would not constitute E8 Media. For purposes herein, when CDI orders an E8 Kit for CDI's use, LTC shall have a unique SKU for such E8 Kits and such E8 Kits are described and as priced on Exhibit A.
1.4.    "E8 Media" means CDI's iCell® Essential 8 cell culture media product manufactured by LTC pursuant to the Formulation, any Formulation Improvements and in accordance with the Specifications, as further described in attached Exhibits A and B.
1.5.    "Distribution Price" means (****) dollars (US$(****)) per Unit whether LTC subsequently distributes and sells the E8 Media in a E8 Kit or as standalone product.
1.6.    "FDA" means the U.S. Food and Drug Administration.
1.7.    "Field" means all fields.

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EXECUTION VERSION

1.8.    "Formulation" means CDI's iCell Essential 8 cell culture media formulation and related batch records to be disclosed to LTC in connection with the execution and performance of this Agreement.
1.9.    "Formulation Improvements" means any improvements to the Formulation.
1.10.    "Proprietary Information" means all information imparted to one Party by the other under this Agreement relating to technology, manufacturing processes and quantities, the pricing, and all data, information, and records related thereto. The following items, in addition to any of the items listed above, will be designated as LTC's Proprietary Information: raw material specifications, biochemical suppliers, any technical, operational, or other information obtained by CDI as a result of an audit or inspection of LTC's manufacturing facility(ies). The following items, in addition to any of the items listed above, will be designated as CDI's Proprietary Information: the Specifications and the Formulation. Notwithstanding the foregoing Proprietary Information shall not include information of a Party that the other Party can demonstrate (a) to have been publicly known prior to disclosure of such information by the disclosing Party to the other Party, (b) to have become publicly known, without fault on the part of the Party receiving such information, subsequent to disclosure of such information by the disclosing Party to the receiving Party, (c) to have been received by the other Party at any time from a source, other than the disclosing Party, rightfully having possession of and the right to disclose such information, (d) to have been otherwise known by the receiving Party prior to disclosure of such information by the disclosing Party to the receiving Party, or (e) to have been independently developed by employees or agents of the receiving Party without access to or use of such information disclosed by the disclosing Party to the receiving Party.
1.11.    "QSR" means the regulations and good manufacturing practices set forth in FDA's Quality System Regulations at 21 C.F.R. Part 820.
1.12.    "Specifications" means the procedures, test results, requirements, criteria, specifications, standards and other data relating to the manufacture and supply of the E8 Media, as more particularly set forth on attached Exhibit B.
1.13.    "Sterile" means that any E8 Media described as Sterile has been manufactured in compliance with medical device QSRs through aseptic processing to a sterility assurance level of 10-3.
1.14.    "Term" means the period beginning on the Effective Date, and unless sooner terminated as provided herein, continuing until the later of (a) fifteen (15) years from the Effective Date, or (b) the expiration of the WARF License.
1.15.    "Territory" means the world.
1.16.    "Third Party" means any person or entity other than LTC, CDI and their respective Affiliates.
1.17.    "OEM Price" means the price for the manufacture and sales of E8 Media from LTC and its Affiliates to CDI and its Affiliates as set forth on attached Exhibit A.
1.18.    "Unit" means (****) ml of E8 Media at (****)X concentration. The Parties may mutually agree to expand the definition of Unit to include other volume/concentrations of E8 Media, but agree that they shall adjust Exhibit A proportionally.

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1.19.    "WARF License" means that certain co-exclusive license agreement relating to E8 Media between CDI and the Wisconsin Alumni Research Foundation ("WARF") dated as of June 8, 2012. Such license is expected to expire on or before August, 2031, assuming a patent is issued and such license is not terminated before the expiration of such patent.
2.SUPPLY AND DISTRIBUTION
2.1.    Supply. CDI hereby appoints LTC as the primary supplier to CDI of E8 Media and E8 Kits in the Field and in the Territory for the Term.
2.2.    Appointment as Distributor. Subject to Section 10, CDI hereby appoints LTC as CDI's exclusive distributor of E8 Media and E8 Kits in the Field and in the Territory for the Term. The foregoing appointment includes the rights by LTC for all E8 Media purchased by LTC pursuant to Section 10.1 hereunder to (a) use the E8 Media and E8 Kits in the Field and in the Territory, (b) convey to customers the right to use E8 Media and E8 Kits in the Field, (c) convey to customers the right to use Third Parties use the E8 Media and E8 Kits in the Field on such customer's behalf with no rights to such Third Parties to resell or redistribute the E8 Media or E8 Kits, (d) employ Affiliates to make, use and sell E8 Media and E8 Kits in the Field, (e) employ Third Party distributors to sell E8 Media and E8 Kits in the Field; provided that, such Third Party distributors have been approved in advance and in writing by CDI; (f) sell the E8 Media and E8 Kits under LTC's trademarks and CDI's Trademarks as contemplated herein; and (g) employ Third Party contract manufacturers to make E8 Media and E8 Kits under LTC's and CDI's label in the Field; provided that, such Third Party contract manufacturers have been approved in advance and in writing by CDI. LTC acknowledges that other Third Parties in the Field pursuant to rights granted by WARF or others may have rights to distribute and sell products similar to the E8 Media using the same or substantially similar Formulation as the E8 Media. Other than the rights granted pursuant to this Agreement (a) to manufacture E8 Media and E8 Kits for CDI, and (b) distribute and sell the E8 Media and E8 Kits to CDI and to Third Parties, LTC shall obtain no rights in the E8 Media, E8 Kits or the Formulation.
2.3.    Delivery of Formulation. CDI will deliver to LTC the Formulation and any related materials as of the Effective Date.
2.4.    End of Term. Unless this Agreement has been earlier terminated due to WARF terminating the WARF License as provided for in Section 9.4, at the end of the Term, subject to Section 10.4(f), CDI acknowledges and agrees that it does not have any further rights in the Formulation or non-patentable Formulation Improvements that would prohibit LTC from making, have made, use, have used, sell and have sold E8 Media and E8 Kits in the Territory in the Field.
3.ORDER AND SUPPLY TO CDI
3.1.    Forecast. Within thirty (30) days of the end of each calendar quarter, CDI will provide LTC with a rolling twelve (12) month forecast representing CDI's good faith estimate for the amount of E8 Kits that CDI expects to purchase during the following twelve (12) months ("Forecast"). The Forecast for the initial twelve months is attached hereto as Exhibit C. The first three (3) months of each Forecast shall be binding on both Parties.
3.2.    Purchase Orders. When it wishes to purchase E8 Kits from LTC for CDI's own use, CDI shall submit to LTC a written purchase order to via facsimile, mail or e-mail pursuant to the contact information specified in Section 11.3, stating the CDI specific E8 Kit SKU (as set forth in Exhibit A), the

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EXECUTION VERSION

quantity of the E8 Kits desired, the OEM Price for the number of E8 Kits ordered, the requested delivery date, the address for delivery, and the purchase price for the E8 Kits as set forth in Exhibit A (each such purchase order submitted to LTC for CDI’s own use a “Purchase Order"). The requested amounts shall be generally consistent with the most recent Forecast. The requested delivery date shall be no less than six (6) weeks from the date of receipt of the Purchase Order.
3.3.        Acceptance of Purchase Order. For amounts requested that are not generally consistent with the most recent Forecast, LTC may accept or reject such amounts by giving CDI notice within five (5) business days of receipt of such Purchase Order. LTC's failure to notify CDI of LTC's rejection of such amounts Purchase Order shall constitute LTC's acceptance of such Purchase Order. LTC's acceptance of a Purchase Order shall bind CDI to take delivery and purchase the amount of E8 Kits requested therein, subject to LTC's ability to supply as follows: if LTC cannot fulfill the quantity set forth in a Purchase Order because it was not generally consistent with CDI's most recent forecast, LTC shall notify CDI the quantity that LTC is able to fulfill, allowing CDI to then place a revised Purchase Order for such quantity.
3.4.        Pricing. The OEM Price per Unit for sales of E8 Kits to CDI and its Affiliates is set forth on attached Exhibit A. LTC shall invoice CDI for sales of E8 Kits for CDI's own use in accordance with Section 7.3.
3.5.        No Other Obligation. Notwithstanding anything to the contrary in this Agreement, in no event shall CDI have any obligation to purchase any E8 Kits at a purchase price higher than listed on Exhibit A or quantity higher than as set forth any given Purchase Order unless in any case, prior written consent has been obtained by LTC from CDI to deviate from the price or quantity, as applicable.
3.6.    No Other Terms and Conditions. If a Purchase Order, sales acknowledgment, invoice, or other document submitted by either Party contains terms or conditions conflicting with the terms and conditions of this Agreement, the Parties hereby reject such terms and conditions, and the terms and conditions of this Agreement shall prevail unless otherwise expressly agreed to in writing by both Parties. A Party's failure to object to provisions contained in any such Purchase Order, sales acknowledgment, invoice, or other document shall not be construed as a waiver of the terms of this Agreement nor an acceptance of any such provisions.
3.7.        Delivery: Title and Risk of Loss. LTC shall arrange shipment of the E8 Kits to CDI via commercial carrier, and shall invoice CDI for the shipping charges. Title and risk of loss of the E8 Kits shall pass from LTC to CDI at such time as LTC transfers physical custody of the E8 Kits to the commercial carrier.
4.    MANUFACTURE
4.1.        Specifications. LTC shall manufacture and ship the E8 Media in accordance with the Specifications, and in accordance with all applicable laws and regulations. All E8 Kits manufactured and sold to CDI or Third Parties hereunder will be manufactured in compliance with QSR. LTC shall not amend, change, or supplement the Specifications without CDI's prior written agreement, except as may be required to comply with laws, regulations or regulatory authority requirements, in which case LTC shall promptly so notify CDI and provide CDI with all information regarding any such change, and shall use commercially reasonable efforts to do the foregoing prior to commencement of manufacture of the E8 Media intended for delivery to CDI. CDI may cancel any Purchase Order for E8 Media and/or E8

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Kits affected by such change for which LTC has not yet commenced manufacture or reject any order that had been manufactured affected by any such change. To the extent that a specific source for any raw material(s) is set forth in the Specifications, LTC will not source such raw material(s) for the E8 Kit from any other source without first obtaining written consent from CDI.
4.2.        Quality Control. LTC shall perform quality control tests for the E8 Media as indicated by the Specifications, and shall supply to CDI, concurrently with shipment to CDI or upon request by CDI upon purchase by LTC pursuant to Section 10.1, a certificate of analysis confirming that the lot from which such E8 Media was taken meets the Specifications.
4.3.        Records Maintenance. LTC shall maintain a complete and current record of the manufacturing procedures for each lot of E8 Media sold by LTC and shall store a copy of each in accordance with its current records retention program and in accordance with 21 CFR
§820.180(b).
4.4.        Audit and Inspection. CDI shall have the right, upon execution of LTC's standard site visit confidentiality agreement, at reasonable times and with reasonable prior written notice, to inspect LTC's production facilities to confirm LTC's compliance with QSRs, the Specifications, and to review relevant manufacturing records. In addition, upon request, LTC will provide to CDI any FDA 483s or warning letters, if any. If CDI observes a condition that causes it to believe that the E8 Media is not being manufactured in accordance with QSRs, or the Specifications, LTC and CDI shall meet to discuss the concerns and any additions or modifications required to bring the facilities and production procedures into compliance. If the modification requested by CDI to modify facilities and/or production procedures are judged by LTC to be unreasonable in the context of the business contemplated by this Agreement and CDI does not withdraw its request, LTC shall have the right to terminate this Agreement without further liability to the CDI upon thirty (30) days' written notice to CDI.
4.5.    Proof of Manufacture. Should CDI request LTC to provide proof of manufacture of the E8 Media contained in the E8 Kits sold to CDI to a regulatory authority, LTC shall commercially reasonable efforts to cooperate and supply information in response to such request. CDI shall reimburse any direct and reasonable costs incurred by LTC in complying with such request.
5.    ACCEPTANCE AND REJECTION BY CDI
5.1.        Inspection. Immediately upon receipt of any delivery of E8 Kits, CDI shall visually inspect such delivery to reasonably determine any shortages, or apparent defects or damages, and hold any E8 Kits having visual defects or damages pending receipt of written instructions from LTC regarding disposition of such E8 Kits. CDI's failure to notify LTC with respect to the foregoing within five business (5) days of CDI's receipt of any delivery of E8 Kits shall confirm acceptance of such delivery and that such delivery contained the correct quantity of E8 Kits, and had no visual defects or damages. For clarity, such acceptance shall not preclude CDI from making a claim for breach of any of the product warranties made by LTC to CDI in Section 8.2.
5.2.    Claim for Breach of Specifications Warranty. If CDI believes that any E8 Kits delivered to CDI hereunder do not meet LTC's warranty in Section 8.2 regarding compliance with the Specifications, then CDI may make a claim for such noncompliant E8 Kits as follows: CDI shall give written notice to LTC of such claim for breach of such warranty of the E8 Kits within sixty (60) days after CDI's thawing of such E8 Kits, but in no event later than the time frame set forth in Section 8.2(a) for making such claim, specifying the grounds for such claim. CDI may not destroy or return any E8 Kits for which such claim

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EXECUTION VERSION

is made until CDI receives written instruction from LTC. CDI's failure to notify LTC within this period shall constitute a waiver of remedies, if any, available to CDI under Sections 5.3 and 5.4.
5.3.        Cure. Upon timely notice to LTC of CDI's rejection of any E8 Kits ordered hereunder pursuant to Section 5.2, LTC shall notify CDI within fifteen (15) days whether it accepts CDI's basis for rejection. If LTC agrees with CDI's determination that such E8 Kits do not meet LTC's warranty in Section 8.2 regarding compliance with the Specifications, then LTC shall, at no additional cost to CDI, replace such rejected E8 Kits as soon as commercially practicable after receipt of CDI's notice but in no case more than sixty (60) days after it provided notice of LTC's determination. If LTC is unable to remedy the cause for rejection within fifteen (15) days of CDI's notice to LTC, then LTC will refund to CDI any sums actually paid therefor. Except with respect to the risk expressly assumed by LTC in Section 5.2, LTC shall not be obligated to replace a E8 Kits hereunder if the E8 Media's nonconformance was caused by CDI's or a Third Party's misuse, neglect, or improper storage.
5.4.        Dispute and Remedy.
(a)If CDI and LTC are unable to agree whether a E8 Kit rejected pursuant to Section 5.2 hereof meets LTC's warranty in Section 8.2 regarding compliance with the Specifications, the Parties shall cooperate to have the rejected E8 Kit and corresponding records analyzed by an independent testing laboratory selected by LTC and approved by CDI, which approval shall not be unreasonably withheld. The results of such laboratory testing shall be final and binding on the Parties on the issue of the E8 Kit's conformance to the Specifications. Without prejudice to the foregoing, at CDI's request, LTC will use reasonable efforts to send CDI an amount of E8 Kits that is not greater than the disputed shipment, so that CDI shall not have disruption to its supply of the E8 Kits, while discussions on the conformity of the disputed shipment are ongoing.
(b)If the laboratory determines the E8 Kit conforms to the Specifications, then CDI shall bear the cost of the laboratory testing, and accept and pay for the E8 Kit, and any additional E8 Kits sent to CDI under Section 5.4(a). If the laboratory determines the E8 Kit does not conform to the Specifications, then LTC shall bear the cost of the laboratory testing, and LTC shall, at its own cost, replace the rejected E8 Kit and/or credit such amounts against and any additional E8 Kits sent to CDI under Section 5.4(a). If LTC determines that it is unable to deliver conforming E8 Kits, LTC shall refund to CDI any sums actually paid therefor. Before the laboratory may examine the E8 Kit under this Section 5.4, that laboratory must agree with both LTC and CDI in writing (i) to treat any information gathered as confidential; (ii) not to use the information except in its performance of the testing; and (iii) not to disclose such information or the fact of the testing to any Third Party.
6.REGULATORY AFFAIRS
6.1.        CDI Obligations. CDI shall have the sole responsibility to obtain any government authorizations necessary for CDI's use of the E8 Kits.
6.2.        Non-U.S. Requirements. With respect to supply of the E8 Kits for use by or for CDI in European or other non-US countries, all of the provisions of this Section 6 shall be construed to encompass the various equivalent (or most nearly equivalent) regulatory agencies and regulations applicable. To the extent that any requirements of such other authorities are different than those of the U.S. government, the Parties may amend the Specifications to bring them into compliance therewith, and agree to negotiate in good faith any modifications to the Specifications occasioned by virtue of the supply of the E8 Kits to a European or other non-US country.

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EXECUTION VERSION

6.3.        Export Control. Neither Party shall export or re-export, either directly or indirectly, any technical data relating to the E8 Kits, incorporating Proprietary Information or any direct product of the technical data (the E8 Kits) in contravention of any laws or regulations of the United States, including but not limited to the United States Export Administration Act of 1979 as amended, the Trading With the Enemy Act, and the regulations of the U.S. Departments of Commerce, Defense, State, Energy and Treasury pursuant thereto.
6.4.        No other Rights. Except as expressly set forth in this Agreement, neither Party shall have any rights to use any trademarks of the other Party in the promotion, sales or distribution of products or services.
7.UPFRONT CONSIDERATION; PRICING AND PAYMENT TERMS
7.1.        Upfront Fee. In partial consideration of the rights granted to LTC and its Affiliates in this Agreement, LTC shall pay to CDI an upfront fee of (****) dollars (US $(****)). Such payment shall be due within thirty (30) days of the Effective Date of this Agreement.
7.2.        Costs and Taxes for Sales to CDI. For purchases by CDI and its Affiliates, CDI shall be responsible for payment of all (i) freight and insurance charges; and (ii) all sales and use taxes or other tax assessments (other than those assessed against LTC's income), and duties (including import, export and excise duties), assessed or charged on the sale of E8 Kits incurred in shipping E8 Kits from LTC's Grand Island manufacturing facility to CDI.
7.3.        Invoice and Payment for Sales to CDI. For purchases by CDI and its Affiliates for CDI's own use, invoices shall be submitted by LTC to CDI on or after the date of the E8 Kit's shipment. CDI shall make payment to LTC within forty-five (45) days following the receipt of LTC's invoice to the address as indicated in LTC's invoice.
7.4.        Audit Rights pertaining to LTC sales for Distribution. Upon reasonable prior written notice to LTC and upon execution of LTC's standard site visit confidentiality agreement, CDI shall have the right up to one time each calendar year during normal business hours to have an independent certified public accountant, selected by CDI and reasonably acceptable to CDI, to perform and audit on a confidential basis of the amount of E8 Media and E8 Kits manufactured and sold by LTC during the applicable audit period. Such independent certified public accountant shall be allowed to inspect and review on a confidential basis, relevant records pertaining to such manufacture and sale of E8 Media and E8 Kits. LTC shall make an adjustment payment should it be demonstrated that LTC sold more E8 Media or E8 Kits than it purchased under Section 10.1. If the audit shows that LTC underreported the amount of E8 Media and E8 Kits sold (compared to the amount of E8 Media or E8 Kits purchased) during such period by five percent (5%) or more, then LTC shall pay the costs of such audit, otherwise, the cost of the audit shall be borne by CDI. LTC also agrees to provide reasonably requested copies of any such documents and records to CDI's independent certified public account or other representative to conduct any audit. LTC agrees to charge reasonable copying and shipping fees in connection with any request by CDI of the same. Upon the completion of such audit, any such records will be destroyed or returned by CDI. CDI may not conduct (or have conducted on its behalf) an audit for a period of time that has been previously subject to an audit under this Agreement.

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EXECUTION VERSION

8.    REPRESENTATIONS AND WARRANTIES
8.1.        Mutual Representations and Warranties. Each Party represents and warrants to the other that (i) such Party is a company or corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized; (ii) such Party has the legal power and authority to execute, deliver and perform this Agreement; (iii) the execution, delivery and performance by such Party of this Agreement has been duly authorized by all necessary corporate action; (iv) this Agreement constitutes the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms; and (v) the execution, delivery and performance of this Agreement shall not cause or result in a violation of any law, of such Party's charter documents, or of any contract by which such Party is bound.
8.2.        LTC Limited Product Warranty.
(a)LTC warrants that the E8 Kits delivered to CDI hereunder shall: (i) meet the Specifications, (ii) be manufactured in accordance with all applicable laws and regulations; (iii) be stored and otherwise handled by LTC prior to shipment in compliance with that portion of the Specifications that address storage and handling; (iv) be manufactured in compliance with QSR and any other similar requirements are incorporated in the Specifications at the time of manufacture of the E8 Kits; and (v) be conveyed to CDI with good title. CDI may make a claim for breach of this warranty within eighteen (18) months from its receipt of the E8 Kits in question. Upon LTC's receipt of such a claim, LTC will work in good faith with CDI to resolve the issue. If the E8 Kits do not meet the above warranty, LTC will, at its option, either replace the E8 Kits or refund the purchase price for such E8 Kits.
(b)CDI acknowledges that the determination as to whether each batch of E8 Media contained within the E8 Kits is Sterile by the procedures defined in the Specifications provides a small but non-zero probability that each and every container of E8 Media produced as part of a batch of E8 Media, which batch is in compliance with the Specifications, is not free of microbial contamination. LTC warrants that it will test and fill liquid E8 Media according to aseptic processing requirements, and the E8 Media will be labeled as "sterile filtered, aseptically processed". The failure of any batch of E8 Media to be free of microbial contamination shall be a basis for E8 Media rejection by CDI, whose sole remedy in the case of such microbial contamination shall be rejection and refund of the moneys actually paid therefor. LTC DISCLAIMS ANY WARRANTY THAT EACH AND EVERY CONTAINER OF E8 MEDIA SHALL BE STERILE, and CDI acknowledges and accepts that it is CDI's responsibility to ensure that all components in any therapeutic or diagnostic product made by or for CDI and which employs, in any manner, any E8 Media, are suitable for such use, or for use in any other process using the E8 Media which is practiced by CDI or any other party and which involves the health of a human.
8.3.    Warranty Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, LTC MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE E8 MEDIA. LTC DISCLAIMS ALL OTHER WARRANTIES, EXPRESS AND IMPLIED, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT. LTC PROVIDES NO REPRESENTATIONS OR WARRANTIES THAT THE E8 MEDIA IS SUITABLE FOR USE IN ANY THERAPEUTIC OR DIAGNOSTIC PROCESS FOR HUMANS OR ANIMALS.
8.4.        LTC Representations.

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(a)LTC has now and will maintain the technical and other requisite competencies to manufacture each lot of E8 Media contained within E8 Kits purchased by CDI; and
(b)LTC shall manufacture the E8 Kits in compliance with all applicable laws and regulations.
8.5.        CDI Representations and Warranties. CDI acknowledges that the E8 Media has not been tested by or for LTC for safety or efficacy. CDI represents and warrants to LTC that:
(a)CDI has sufficient rights to appoint LTC as its contract manufacturer of E8 Kits pursuant to Section 2.1;
(b)CDI has sufficient rights to appoint LTC as its exclusive distributor of E8 Media and E8 Kits pursuant to Section 2.2;
(c)CDI has now and will maintain the technical and other requisite competencies to determine the suitability of each lot of E8 Media contained within E8 Kits purchased hereunder for the uses to which CDI will use such E8 Media;
(d)the Specifications have been determined by CDI to be adequate to confirm the suitability of the E8 Kits for the uses to which such E8 Kits will be put by CDI;
(e)CDI's processes are structured and will be operated only in a manner in which the use of any E8 Media contained within E8 Kits which is not Sterile shall be detected by CDI prior to any use of such E8 Media;
(f)CDI shall use E8 Kits in compliance with all applicable laws and regulations;
(g)CDI shall perform reasonably diligent inspections to satisfy its obligations under this Agreement and under all applicable laws, rules and regulations;
(h)CDI shall be responsible for obtaining any required Third Party intellectual property rights with respect to CDI's use of the E8 Kits; and
(i)    As of the Effective Date, the WARF License is in full force and effect and CDI is in good standing under such license and has not performed or failed to perform any activity that would give WARE' the right to terminate such license prior to its expiration. LTC acknowledges that CDI does not have any rights in the trademark "E8" owned by WARF.
CDI makes no representation or warranty that the Formulation, any Formulation Improvements or the Trademarks do not infringe the rights of any Third Party.
9.    TERM AND TERMINATION
9.1.        Term. This Agreement shall be effective as of the Effective Date, and unless sooner terminated as provided herein, shall continue in effect until the end of the Term. Upon the end of the Term, this Agreement shall terminate.
9.2.        Termination for Cause. Each Party may terminate this Agreement:

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(a)upon or after the material breach of this Agreement by the other Party if the other Party has not cured such material breach within sixty (60) days after written notice detailing and specifying such breach by the non-breaching Party; or
(b)upon the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors by the other Party; provided, however, in the case of any involuntary bankruptcy proceeding such right to terminate shall only become effective if the Party consents to the involuntary bankruptcy or such proceeding is not dismissed within ninety (90) days after the filing thereof.
9.3.        Termination by CDI. If the LTC materially breaches its obligations under this Agreement more than two (2) times in any twelve (12) month period or more than three (3) times in any twenty-four (24) month period (regardless of whether such breaches are eventually cured), then CDI, at its option and upon thirty (30) days prior written notice to LTC, may: (i) terminate this Agreement, (ii) terminate LTC as distributor pursuant to this Agreement, or (iii) appoint LTC as its non-exclusive distributor of the E8 Media and E8 Kits and terminate LTC's status as an exclusive distributor hereunder.
9.4.        Early Termination of WARF License. CDI hereby covenants that it will not voluntarily terminate the WARF License prior to the end of the Term without the prior written consent of LTC and that it will use commercially reasonable efforts to remain in good standing under the WARF License. Should WARF validly terminate the WARF License prior to the end of the Term, then CDI shall have the right, upon written notice to LTC, to terminate this Agreement; provided, however, if CDI elects to terminate this Agreement pursuant to this Section 9.4, CDI acknowledges and agrees that subject to Section 10.4(f), it does not have any further rights in the Formulation or non-patentable Formulation Improvements that would prevent LTC from making, have made, use, have used, sell and have sold E8 Media and E8 Kits in the Territory in the Field.
9.5.        Effect of Expiration and Termination. All rights and obligations of the Parties set forth herein that expressly or by their nature survive the expiration or termination of this Agreement (including, without limitation, rights and obligations under Purchase Orders) shall continue in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement until they are satisfied or by their nature expire and shall bind the Parties and their legal representatives, successors, and permitted assigns. Without limiting the foregoing, the provisions of Sections 1, 6, 8, 9.5, 10 and 11 shall survive any expiration or termination of this Agreement, as applicable or as provided for therein.
10.    DISTRIBUTION TERMS
10.1.    Purchase of E8 Media by LTC for Distribution.
(a)In connection with LTC's appointment as an exclusive distributor hereunder, during the Term, LTC shall order from time to time, as commercially reasonable, the number of Units of E8 Media it wishes to purchase from CDI for distribution (each a "LTC Order"). Each LTC Order shall specify the number of Units of E8 Media at the Distribution Price that LTC wishes to purchase for distribution pursuant to the terms hereunder. Upon CDI's receipt of each LTC Order, CDI shall then place an order with LTC for an equivalent number of Units of E8 Media at the OEM Price (each a "CDI Distribution PO").

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(b)Upon receipt of each CDI Distribution PO by LTC and subject to Section 10.1(e) below, LTC will invoice CDI for an equivalent number of Units of E8 Media at the OEM Price. Upon issuance of the invoice by LTC, title and risk of loss of the E8 Media shall pass from LTC to CDI.
(c)Upon issuance of each CDI Distribution PO by CDI, CDI will invoice LTC for an equivalent number of Units of E8 Media at the Distribution Price. Upon issuance of the invoice by CDI, title and risk of loss of the E8 Media shall pass from CDI to LTC.
(d)CDI hereby grants LTC the right to set off any CDI invoice issued pursuant to Section 10.1(c) with any amounts owing to LTC by CDI pursuant to any invoice issued by LTC under Section 10.1(b).
(e)Within forty five (45) days of the receipt of an invoice from CDI under Section 10.1(c) above and the transfer of the title of the E8 Media from CDI to LTC, LTC shall pay to CDI any current amounts then due. The invoice issued by CDI shall be deemed sufficient to satisfy the invoice requirement of LTC under Section 10.1(b) above. For avoidance of doubt, the invoice from CDI will show the Distribution Price less the OEM Price for the number of Units manufactured and ordered by LTC for distribution by LTC to Third Parties
10.2.    LTC's Sale of E8 Media to University of Wisconsin and Affiliates. LTC agrees to sell E8 Media and E8 Kits with a (****)% discount off of LTC's then current list price of the same to WARF, University of Wisconsin, WiCell Research Institute, or the Morgridge Institute of Research.
10.3.    Labeling. The E8 Media and E8 Kits will be co-branded with both LTC's trademarks and CDI's Trademarks. The Parties shall mutually agree on the labeling for the packaging.
10.4.    Trademarks.
(a)"Trademarks" shall mean CDI's trademarks, trade names, service marks, slogans, labels, logos and other trade identifying symbols, whether or not registered with local, state or federal authorities listed on Exhibit D.
(b)CDI grants LTC a non-exclusive license to use the Trademarks exclusively for the promotion, advertisement, marketing and sale of the E8 Media and E8 Kits as contemplated hereunder; provided, however, that CDI covenants that during the Term, it will not grant to any Third Party rights under the trademark "Essential 8" relating to the manufacture, use, sale and/or distribution of cell culture media and related products. LTC's use of the Trademarks shall be in accordance with CDI's Trademark usage guidelines provided to LTC by CDI from time to time during the Term. CDI and LTC will mutually agree on any amendments to Exhibit D.
(c)LTC shall not use, authorize, or permit the use of the Trademarks as part of its trade name, corporate name or business name. LTC will use commercially reasonable efforts not use any other trademark or service mark that it deems to be confusingly similar to the Trademarks in proximity to any of the Trademarks or, other than as contemplated herein, to combine the Trademarks with other marks without prior written approval of CDI.
(d)LTC shall acquire no rights under this Agreement, or by the use of the Trademarks as contemplated in this Agreement, in any of the Trademarks. LTC shall at the request of CDI, execute

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EXECUTION VERSION

any assignment or other instrument relinquishing to CDI any and all interests and claims of LTC in and to the Trademarks.
(e)CDI shall acquire no rights under this Agreement, or by the use of any of LTC's trademarks as contemplated in this Agreement, in any trademarks owned by LTC.
(f)    LTC shall not, following the end of the Term or other termination of this Agreement at any time for any reason whatsoever, use, any of the Trademarks without the prior consent of CDI or pursuant to this Section 10.4(f). LTC and CDI agree that upon the expiration of the Term or the earlier termination thereof pursuant to Section 9.4 to enter into a trademark license agreement to license the trademarks, "Essential 8" and "Cellular Dynamics International" on a non-exclusive basis with terms substantially similar to Sections 10.4 and 10.5, that includes a royalty rate of not less than (****)% of the net sales of E8 Media and E8 Kits sold by LTC, and any other standard terms as the parties may mutually agree.
(g)    LTC further agrees not to affix any Trademark to products other than the E8 Media and the E8 Kits without the prior consent of CDI or to expressly allow the removal or defacement of the Trademarks from the E8 Media or the E8 Kits.
10.5.    Quality Control and the Right to Inspect the E8 Media sold by LTC to Third Parties. In addition to the rights granted in Section 4.4, CDI shall have the right, upon notice to and consent by LTC, to inspect any E8 Media intended for sale to Third Parties by LTC to ensure compliance with the Specifications and to contact LTC's customers from time to time during the Term, solely for the purpose of monitoring the quality of the E8 Media provided by LTC.
11.    INDEMNITY AND INSURANCE
11.1.    Indemnity by CDI. CDI shall defend, indemnify, and hold harmless LTC, its Affiliates and their respective directors, officers, employees and agents (collectively the "LTC Indemnified Parties") from and against all losses, costs or damages (including reasonable attorneys' fees and expenses) suffered or incurred by any of the LTC Indemnified Parties in respect of any Third Party claim, demand, action, or proceeding which may results or arises from:
(a)    a breach by CDI of any of its warranties or representations provided in Section 8.4;
(b)    any use or misuse of the E8 Media by CDI;
(c)    the use of the Trademarks by any of the LTC Indemnified Parties in carrying out their respective rights and obligations under and in accordance with this Agreement except that the indemnification under this Section 11.1(c) shall be limited for such Third Party Claims for losses, costs or damages (including reasonable attorneys' fees and expenses) suffered or incurred by any of the LTC Indemnified Parties in an amount not to exceed $200,000, in the aggregate; or
(d)    CDI's gross negligence or willful misconduct.
11.2.    Indemnity by LTC. LTC shall defend, indemnify, and hold harmless CDI, its Affiliates and their respective directors, officers, employees and agents (collectively the "CDI Indemnified Parties") from and against all losses, costs or damages (including reasonable attorneys' fees and expenses) suffered or incurred by any of the CDI Indemnified Parties in respect of any Third Party claim, demand, action, or proceeding which may results or arises from:

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EXECUTION VERSION

(a)    a breach by LTC of (i) any of the warranties provided by LTC in Section 8.2, (ii) any other warranties provided by LTC to any Third Party relating to the E8 Media or E8 Kits;
(b)the manufacture of the E8 Media and E8 Kits by LTC as contemplated hereunder;
(c)LTC's distribution, transfer or sale of the E8 Media and E8 Kits to any Third Party; or
(d)LTC's gross negligence or willful misconduct.
11.3.    Insurance. CDI and LTC shall acquire and maintain general and product specific liability insurance with a carrier having an AM Best Rating of "A" V or higher in amounts consistent with industry standards in the business of providing therapeutic products to humans. Each Party shall, within thirty (30) days of the Effective Date, provide to the other a certificate confirming such insurance.
12.    MISCELLANEOUS
12.1.    Proprietary Information. Each Party shall maintain the other's Proprietary Information in confidence and shall not disclose it to any other person or entity and shall use it only to the extent necessary to carry out the terms of this Agreement. A Party may disclose Proprietary Information of the other to a governmental authority or by order of a court of competent jurisdiction, provided that in the event of (i) and/or (ii) reasonable advance notice is given to the other Party to allow such Party object to any such disclosure or to request confidential treatment thereof.
12.2.    Limitation of Liability. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, AND EXCEPT FOR CLAIMS OR ACTIONS ARISING UNDER SECTIONS 11.1 or 11.2, IN NO EVENT SHALL EITHER PARTY HERETO, ITS AFFILIATES, OR THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, OR AGENTS, BE LIABLE HEREUNDER TO THE OTHER PARTY OR SUCH OTHER PARTY'S AFFILIATES, OR THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, OR AFFILIATES FOR ANY INDIRECT, CONSEQUENTIAL, INCIDENTAL OR SPECIAL DAMAGES, COSTS OR EXPENSES (INCLUDING, BUT NOT LIMITED TO, LOST PROFITS, LOST REVENUES AND/OR LOST SAVINGS) SUFFERED OR INCURRED BY THE OTHER PARTY, WHETHER BASED UPON A CLAIM OR ACTION OF CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE, ARISING FROM THIS AGREEMENT.
EXCEPT FOR CLAIMS OR ACTIONS ARISING UNDER SECTIONS 11.1 or 11.2, EACH PARTY'S LIABILITY TO THE OTHER PARTY IN RESPECT OF ANY LIABILITY CAUSED BY THE E8 MEDIA SHALL BE LIMITED TO DAMAGES (OTHER THAN INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL, OR EXEMPLARY DAMAGES) IN AN AMOUNT NOT TO EXCEED THE MONEYS PAID BY CDI TO LTC FOR SUCH E8 MEDIA DURING THE TWELVE (12) MONTH PERIOD IMMEDIATELY PRECEDING THE EVENT GIVING RISE TO THE LIABILITY.
12.3.    Notices. All communication concerning this Agreement, including payments, notices, demands or requests required or permitted hereunder shall be given in writing and shall be considered to have been duly delivered: (a) at the time personally delivered; (b) one (1) day after transmission by facsimile; (c) ten (10) days after being deposited prepaid in registered or certified mail; or (d) two (2)

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EXECUTION VERSION

days after being deposited with a reputable private overnight mail courier service prepaid, requesting delivery in the fastest manner available. The addresses to be used for all payments, notices, demands or requests shall be as follows, unless and until changed by either Party by providing proper notice to the other Party:
For notices regarding forecast, ordering, or operation of this Agreement:

If to LTC: Life Technologies Corporation 3175 Staley Road Grand Island, NY 14072 Attn: TBD Fax: TBD	If to CDI: Cellular Dynamics International, Inc. University Research Park 525 Science Drive, Suite 200 Madison, Wisconsin 53711 Attn: Chris Parker and Emile Nuywaysir Fax:608-310-5101
For notices regarding interpretation, terms, termination, or breach of this Agreement:

If to LTC: Life Technologies Corporation 5791 Van Allen Way Carlsbad, California 92008 Attn: Contracts Department Fax: (760) 476-6326
If to CDI:
Cellular-Dynamics International Inc.
University Research Park
525 Science Drive, Suite 200
Madison, Wisconsin 53711
Attn: Christopher Parker, Chief Commercial Officer
Fax: 608-310-5101

cparker@cellulardynamics.com

With a copy to: Life Technologies Corporation 5791 Van Allen Way Carlsbad, California 92008 Attn: General Counsel Fax: (760) 476-6326	With a copy to: Rochelle Klaskin Godfrey & Kahn One east Main Street Suite 500 Madison, WI 53703 Fax: 608-284-0609 rklaskin@gklaw.com
12.4.    Assignment. Except as otherwise expressly provided under this Agreement, neither this Agreement nor any right or obligation hereunder may be assigned or otherwise transferred (whether voluntarily, by operation of law or otherwise), without the prior express written consent of the other Party; provided, however, that either Party may, without such consent, assign this Agreement and its rights and obligations hereunder to an Affiliate or in connection with the transfer or sale of all or substantially all of its business or business unit to which this Agreement pertains, or in the event of its merger, consolidation, change in control or similar transaction. Any permitted assignee shall assume all obligations of its assignor under this Agreement. Any purported assignment or transfer in violation of this Section 12.4 shall be void.
12.5.    Severability. Should one or more of the provisions contained in this Agreement be held invalid, illegal or unenforceable by a court or tribunal with jurisdiction to do so, then the validity, legality and enforceability of the remaining provisions contained herein shall not be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affect the Parties' substantive rights. In such instance, the Parties shall use their best efforts to replace the invalid, illegal or unenforceable

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EXECUTION VERSION

provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this Agreement.
12.6.    Entire Agreement. This Agreement, together with its attached Exhibits, constitutes the entire, full, and complete agreement between the Parties concerning the subject matter hereof, and supersedes all prior agreements, negotiations, representations, and discussions, written or oral, express or implied, between the Parties in relation thereto.
12.7.    Force Majeure. Neither Party shall be held liable or responsible to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement, except for the obligation to make payment, to the extent and for so long as such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, including but not limited to fire, floods, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other Party.
12.8.    Relationship of the Parties. The relationship of the Parties is that of independent contractors, and nothing herein shall be construed as establishing one Party or any of its employees as the agent, legal representative, joint venturer, partner, employee, or servant of the other. Except as set forth herein, neither Party shall have any right, power or authority to assume, create or incur any expense, liability or obligation, express or implied, on behalf of the other. Neither Party shall hold itself out as being the agent, legal representative, joint venturer, partner, employee, or servant of the other Party or as having authority to represent or act for the other Party in any capacity whatsoever, except as authorized herein.
12.9.    Terms of Public Disclosure. Neither Party will make any form of public disclosure regarding the terms of this agreement and the relationship between LTC and CDI without the prior written permission of the other Party except CDI shall have the right to disclose its use of the E8 Media.
12.10.    No Amendment. This Agreement shall not be amended except by an instrument in writing executed by both Parties.
12.11.    Headings. Headings used herein are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.
12.12.    Counterparts. This Agreement may be signed in two or more counterparts, all of which together shall constitute one and the same Agreement, binding on the Parties as if each had signed the same document. Facsimile or pdf signatures shall be deemed original signatures hereunder.
12.13.    Governing Law. The Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of law provisions.
[Signature Page Follows]

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EXECUTION VERSION

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.
LIFE TECHNOLOGIES CORPORATION    CELLULAR DYNAMICS INTERNATIONAL, INC.

Signature: /s/ Chris Armstrong Name: Chris Armstrong, Ph.D. Title: Vice President and General Manager, Primary and Stem Cell Systems	Signature: /s/ David Snyder Name: David Snyder Title: EVP & CFO

[Signature Page to Supply and Distribution Agreement]

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EXECUTION VERSION

EXHIBIT A
PRICING TO CDI

Product	SKU	Batch Size	Fill Volume	Price
E8 Kit	TBD	Any	1 Unit of ($(****)) + (****) mL basal medium ($(****))	Total Price $(****)
E8 Media			1 Unit of E8 Media	$(****)

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EXECUTION VERSION

EXHIBIT B
SPECIFICATIONS
Completed Medium Formulation
Component    Quantity

(****)    (****)
(****)    (****)
(****)    (****)
(****)    (****)
(****)
(****)
(****)    (****)
(****)    (****)
(****)    (****)
(****)    (****)

Within thirty (30) days of the Effective Date, CDI shall approve the supply sources for the following components: (****). Once a supplier has been approved by CDI, LTC agrees not to source such components from any supplier that has not been approved without prior notice and consent from CDI. If a new supplier is subsequently approved by CDI, then any such new supplier shall be added to the list of approved suppliers that can be used by LTC without prior notice and consent from CDI.
Finished product can be provided as:
•1X media
•2 component kit (****)
CDI Acceptance Criteria (based on complete media)
(****)
(****)
(****)
(****) :
(****)
•(****)
(****)
•(****)
(****)(****):

◦	(****)

◦	(****)
Life Technologies Release Specifications
(****)
(****)
(****)
(****)

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EXECUTION VERSION

EXHIBIT C
FORECAST

# OF E8 KITS
(****)	(****)
(****)	(****)
(****)	(****)
(****)	(****)

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EXECUTION VERSION

EXHIBIT D
CDI TRADEMARKS

iCell
iCell Essential 8
Essential 8
Cellular Dynamics International

9270347_1

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